Exhibit 99

Accenture Reports Strong Third-Quarter Fiscal 2014 Results

— Revenues increase 7% in both U.S. dollars and local currency to $7.74 billion —

— EPS are $1.26, up 4% from $1.21; up 11% from adjusted EPS of $1.14 in the third quarter last year —

— Operating income increases 3% to $1.18 billion, with operating margin of 15.2% —

— New bookings are $8.8 billion, with consulting bookings of $4.3 billion and outsourcing bookings of $4.5 billion —

— Company updates business outlook for fiscal 2014 —

NEW YORK; June 26, 2014 — Accenture (NYSE: ACN) reported strong financial results for the third quarter of fiscal 2014, ended May 31, 2014, with net revenues of $7.74 billion, an increase of 7 percent in both U.S. dollars and local currency over the same period last year, above the company’s guided range of $7.40 billion to $7.65 billion.

Diluted earnings per share were $1.26, compared with $1.21 for the third quarter last year, which included a benefit of $50 million, or $0.07 per share, from a reduction in reorganization liabilities. Excluding this benefit, diluted EPS for the third quarter last year were $1.14. Diluted EPS for the third quarter of fiscal 2014 increased 11 percent from adjusted EPS for the third quarter last year.

Operating income for the quarter was $1.18 billion, or 15.2 percent of net revenues, compared with $1.14 billion, or 15.9 percent of net revenues, for the third quarter last year, which included the benefit of $50 million from the reduction in reorganization liabilities. Excluding this benefit, operating income for the third quarter of fiscal 2013 was $1.09 billion, or 15.2 percent of net revenues.

New bookings for the quarter were $8.8 billion, with consulting bookings of $4.3 billion and outsourcing bookings of $4.5 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our third-quarter financial results. We delivered strong revenue growth, which was broad-based across the different dimensions of our business, and earnings per share of $1.26, up 11 percent. New bookings of $8.8 billion bring us to $27.6 billion for the first three quarters of the year, and demonstrate that our services continue to be highly relevant to our clients. We generated solid free cash flow and returned $1.1 billion in cash to our shareholders.

“These results clearly demonstrate that we are successfully executing our growth strategy.  We are leveraging our unique positioning at the intersection of business and technology, capturing new opportunities in key growth areas—especially digital—and investing to further differentiate our capabilities. At the same time, we are maintaining a disciplined management approach to continue enhancing our competitiveness. We remain confident in our ability to continue driving profitable growth and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2014 were $7.74 billion, compared with $7.20 billion for the third quarter of fiscal 2013, an increase of 7 percent in both U.S. dollars and local currency, and above the company’s guided range of $7.40 billion to $7.65 billion.  The foreign-exchange impact for the quarter was approximately zero percent, consistent with the assumption provided in the company’s second-quarter earnings release.

▪	Consulting net revenues for the quarter were $4.09 billion, an increase of 6 percent in U.S. dollars and 5 percent in local currency over the third quarter of fiscal 2013.

▪	Outsourcing net revenues were $3.65 billion, an increase of 10 percent in U.S. dollars and 9 percent in local currency over the third quarter of fiscal 2013.

Diluted EPS for the quarter were $1.26, compared with $1.21 for the third quarter last year, which included a $0.07 benefit from the reduction in reorganization liabilities. Excluding this benefit, EPS for the third quarter last year were $1.14. The $0.12 increase from adjusted EPS last year reflects:

▪	$0.09 from higher revenue and operating results; and

▪	$0.04 from a lower share count

partially offset by:

▪	$0.01 from lower non-operating income.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 32.8 percent, compared with 33.9 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.36 billion, or 17.5 percent of net revenues, compared with $1.35 billion, or 18.7 percent of net revenues, for the third quarter last year.

Operating income for the quarter was $1.18 billion, or 15.2 percent of net revenues, compared with $1.14 billion, or 15.9 percent of net revenues, for the third quarter last year, which included the $50 million reorganization benefit. Excluding the reorganization benefit, operating income for the third quarter last year was $1.09 billion, or 15.2 percent of net revenues. Operating income for the third quarter of fiscal 2014 increased 3 percent on a GAAP basis and 8 percent from adjusted operating income for the third quarter last year.

The company’s effective tax rate for the quarter was 25.0 percent, compared with 23.8 percent for the third quarter last year. Excluding the reorganization benefit, the effective tax rate for the third quarter last year was 24.8 percent.

Net income for the quarter was $882 million, compared with $874 million for the third quarter last year, which included the favorable impact of the $50 million reorganization benefit.

Operating cash flow for the quarter was $1.36 billion, and property and equipment additions were $85 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.28 billion. For the same period last year, operating cash flow was $1.50 billion; property and equipment additions were $91 million; and free cash flow was $1.41 billion.

Days services outstanding, or DSOs, were 35 days, compared with 31 days at Aug. 31, 2013 and 30 days at May 31, 2013.

Accenture’s total cash balance at May 31, 2014 was $4.0 billion, compared with $5.6 billion at Aug. 31, 2013. The lower cash balance at May 31, 2014 was principally due to share repurchases and cash dividend payments, as well as funds used for business acquisitions.

Utilization for the quarter was 88 percent, compared with 87 percent for the second quarter of fiscal 2014 and 88 percent for the third quarter of fiscal 2013. Attrition for the third quarter of fiscal 2014 was 14 percent, compared with 12 percent for both the second quarter of fiscal 2014 and the third quarter of fiscal 2013.

New Bookings

New bookings for the third quarter were $8.8 billion and reflect a flat foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $4.3 billion, or 49 percent of total new bookings.

▪	Outsourcing new bookings were $4.5 billion, or 51 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.52 billion, compared with $1.43 billion for the third quarter of fiscal 2013, an increase of 7 percent in both U.S. dollars and local currency.

▪	Financial Services: $1.68 billion, compared with $1.57 billion for the third quarter of fiscal 2013, an increase of 7 percent in U.S. dollars and 5 percent in local currency.

▪	Health & Public Service: $1.31 billion, compared with $1.19 billion for the third quarter of fiscal 2013, an increase of 10 percent in U.S. dollars and 11 percent in local currency.

▪	Products: $1.91 billion, compared with $1.72 billion for the third quarter of fiscal 2013, an increase of 11 percent in U.S. dollars and 10 percent in local currency.

▪	Resources: $1.30 billion, compared with $1.28 billion for the third quarter of fiscal 2013, an increase of 2 percent in both U.S. dollars and local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	Americas: $3.64 billion, compared with $3.44 billion for the third quarter of fiscal 2013, an increase of 6 percent in U.S. dollars and 7 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $3.13 billion, compared with $2.78 billion for the third quarter of fiscal 2013, an increase of 13 percent in U.S. dollars and 7 percent in local currency.

▪	Asia Pacific: $969 million, compared with $975 million for the third quarter of fiscal 2013, a decrease of 1 percent in U.S. dollars and an increase of 6 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2014, a semi-annual cash dividend of $0.93 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 11, 2014, and on Accenture SCA Class I common shares to shareholders of record at the close of business on April 8, 2014.

Combined with the semi-annual cash dividend of $0.93 per share paid on Nov. 15, 2013, this brings the total dividend payments for the fiscal year to $1.86 per share, for total cash dividend payments of approximately $1.3 billion.

Share Repurchase Activity

During the third quarter of fiscal 2014, Accenture repurchased or redeemed 5.5 million shares, including approximately 4.8 million shares repurchased in the open market, for a total of $441 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2014 to 24.4 million shares, including 19.4 million shares repurchased in the open market, for a total of $1.9 billion.

Accenture’s total remaining share repurchase authority at May 31, 2014 was approximately $5.3 billion.

At May 31, 2014, Accenture had approximately 671 million total shares outstanding, including 631 million Accenture plc Class A ordinary shares and 40 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Fourth Quarter Fiscal 2014

Accenture expects net revenues for the fourth quarter of fiscal 2014 to be in the range of $7.45 billion to $7.70 billion. This range assumes a foreign-exchange impact of positive 1.5 percent compared with the fourth quarter of fiscal 2013.

Full Fiscal Year 2014

For fiscal 2014, the company now expects net revenue growth to be in the range of 4 percent to 5 percent in local currency, compared with 3 percent to 6 percent previously.

Accenture’s business outlook for the full 2014 fiscal year continues to assume a foreign-exchange impact of negative 0.5 percent compared with fiscal 2013.

The company now expects diluted EPS to be in the range of $4.50 to $4.54, compared with $4.50 to $4.62 previously.

Accenture now expects operating margin for the full fiscal year to be 14.3 percent, a 10 basis-point expansion from the adjusted Non-GAAP operating margin of 14.2 percent for fiscal 2013. The GAAP operating margin for fiscal 2013 of 15.2 percent included a positive impact of 100 basis points from reductions in reorganization liabilities.  The company previously expected an operating margin for fiscal 2014 of 14.3 percent to 14.5 percent.

For fiscal 2014, the company continues to expect operating cash flow to be in the range of $3.3 billion to $3.6 billion; property and equipment additions to be $400 million; and free cash flow to be in the range of $2.9 billion to $3.2 billion.

The company continues to expect to return at least $3.7 billion to its shareholders in fiscal 2014 through dividends and share repurchases.

The company continues to expect its annual effective tax rate to be in the range of 25.5 percent to 26.5 percent.

Accenture now expects new bookings for the full fiscal year to be in the upper end of its previously guided range of $33 billion to $36 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter fiscal 2014 financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, June 26, and continuing until Wednesday, Sept. 24, 2014. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, Sept. 24, 2014. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 328224 from 10:30 a.m. EDT Thursday, June 26 through Wednesday, Sept. 24, 2014.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 293,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$28.6 billion for the fiscal year ended Aug. 31, 2013. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; outsourcing services and the continued expansion of the company’s other services and solutions into new areas subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
	2014	% of Net Revenues	2013	% of Net Revenues	2014	% of Net Revenues	2013	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,735,638	100%	$7,198,140	100%	$22,225,054	100%	$21,476,143	100%
Reimbursements	504,542		509,795		1,382,305		1,393,148
Revenues	8,240,180		7,707,935		23,607,359		22,869,291
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,199,281	67.2%	4,760,121	66.1%	15,009,208	67.5%	14,441,568	67.2%
Reimbursable expenses	504,542		509,795		1,382,305		1,393,148
Cost of services	5,703,823		5,269,916		16,391,513		15,834,716
Sales and marketing	899,250	11.6%	886,641	12.3%	2,664,715	12.0%	2,588,890	12.1%
General and administrative costs	458,341	5.9%	458,631	6.4%	1,347,999	6.1%	1,363,034	6.3%
Reorganization benefits, net	—	—%	(49,224)	(0.7)%	(18,015)	(0.1)%	(272,526)	(1.3)%
Total operating expenses	7,061,414		6,565,964		20,386,212		19,514,114
OPERATING INCOME	1,178,766	15.2%	1,141,971	15.9%	3,221,147	14.5%	3,355,177	15.6%
Interest income	7,513		7,251		22,229		25,877
Interest expense	(4,290)		(3,588)		(12,296)		(11,778)
Other (expense) income, net	(6,051)		951		(21,437)		5,114
INCOME BEFORE INCOME TAXES	1,175,938	15.2%	1,146,585	15.9%	3,209,643	14.4%	3,374,390	15.7%
Provision for income taxes	294,125		272,522		793,853		547,198
NET INCOME	881,813	11.4%	874,063	12.1%	2,415,790	10.9%	2,827,192	13.2%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(51,523)		(53,177)		(143,470)		(190,495)
Net income attributable to noncontrolling interests – other (1)	(12,954)		(10,628)		(31,838)		(25,819)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$817,336	10.6%	$810,258	11.3%	$2,240,482	10.1%	$2,610,878	12.2%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$817,336		$810,258		$2,240,482		$2,610,878
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	51,523		53,177		143,470		190,495
Net income for diluted earnings per share calculation	$868,859		$863,435		$2,383,952		$2,801,373
EARNINGS PER SHARE:
-Basic	$1.29		$1.25		$3.53		$4.04
-Diluted (3)	$1.26		$1.21		$3.44		$3.92
WEIGHTED AVERAGE SHARES:
-Basic	633,128,417		650,625,931		635,231,759		646,617,365
-Diluted (3)	691,038,145		715,628,354		693,943,009		715,542,879
Cash dividends per share	$0.93		$0.81		$1.86		$1.62
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2013 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the fiscal 2014 payment of cash dividends.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended May 31,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$1,524,898	$1,425,655	7%	7%
Financial Services	1,677,066	1,574,479	7	5
Health & Public Service	1,313,840	1,191,070	10	11
Products	1,914,539	1,724,596	11	10
Resources	1,301,774	1,279,221	2	2
Other	3,521	3,119	n/m	n/m
TOTAL Net Revenues	7,735,638	7,198,140	7%	7%
Reimbursements	504,542	509,795	(1)
TOTAL REVENUES	$8,240,180	$7,707,935	7%
GEOGRAPHY
Americas	$3,636,722	$3,444,412	6%	7%
EMEA	3,130,273	2,778,408	13	7
Asia Pacific	968,643	975,320	(1)	6
TOTAL Net Revenues	$7,735,638	$7,198,140	7%	7%
TYPE OF WORK
Consulting	$4,086,455	$3,866,682	6%	5%
Outsourcing	3,649,183	3,331,458	10	9
TOTAL Net Revenues	$7,735,638	$7,198,140	7%	7%

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Nine Months Ended May 31,
	2014	2013
OPERATING GROUPS
Communications, Media & Technology	$4,344,497	$4,295,930	1%	2%
Financial Services	4,838,687	4,646,286	4	4
Health & Public Service	3,727,642	3,558,478	5	6
Products	5,461,116	5,103,858	7	7
Resources	3,841,678	3,852,560	—	1
Other	11,434	19,031	n/m	n/m
TOTAL Net Revenues	22,225,054	21,476,143	3%	4%
Reimbursements	1,382,305	1,393,148	(1)
TOTAL REVENUES	$23,607,359	$22,869,291	3%
GEOGRAPHY
Americas	$10,432,055	$10,057,308	4%	5%
EMEA	8,913,628	8,403,663	6	3
Asia Pacific	2,879,371	3,015,172	(5)	5
TOTAL Net Revenues	$22,225,054	$21,476,143	3%	4%
TYPE OF WORK
Consulting	$11,721,038	$11,580,323	1%	2%
Outsourcing	10,504,016	9,895,820	6	7
TOTAL Net Revenues	$22,225,054	$21,476,143	3%	4%
_________
n/m = not meaningful

ACCENTURE PLC
For the Three Months Ended May 31, 2014 and 2013
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Three Months Ended May 31,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$222,957	15%	$213,359	15%
Financial Services	252,928	15	275,730	18
Health & Public Service	213,099	16	167,524	14
Products	253,357	13	263,978	15
Resources	236,425	18	221,380	17
Total	$1,178,766	15.2%	$1,141,971	15.9%

	Three Months Ended May 31,
	2014		2013
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income (2)	Operating Margin (2)	Increase (Decrease)
Communications, Media & Technology	$222,957	15%	$213,359	$9,550	$203,809	14%	$19,148
Financial Services	252,928	15	275,730	10,638	265,092	17	(12,164)
Health & Public Service	213,099	16	167,524	8,756	158,768	13	54,331
Products	253,357	13	263,978	11,762	252,216	15	1,141
Resources	236,425	18	221,380	8,984	212,396	17	24,029
Total	$1,178,766	15.2%	$1,141,971	$49,690	$1,092,281	15.2%	$86,485

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Three Months Ended May 31,
	2014		2013
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$881,813	$1.26	$874,063	$1.21
Less impact of reorganization benefits (1)(2)	—	—	(49,690)	(0.07)
As adjusted (Non-GAAP)	$881,813	$1.26	$824,373	$1.14

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
For the Nine Months Ended May 31, 2014 and 2013
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Nine Months Ended May 31,
	2014		2013
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$558,140	13%	$622,151	14%
Financial Services	725,634	15	760,986	16
Health & Public Service	538,018	14	499,201	14
Products	706,270	13	763,904	15
Resources	693,085	18	708,935	18
Total	$3,221,147	14.5%	$3,355,177	15.6%

	Nine Months Ended May 31,
	2014		2013
	Operating Income and Operating Margin as Reported (GAAP)			Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)

	Operating Income	Operating Margin	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income (2)	Operating Margin (2)	Increase (Decrease)
Communications, Media & Technology	$558,140	13%	$622,151	$52,854	$569,297	13%	$(11,157)
Financial Services	725,634	15	760,986	58,808	702,178	15	23,456
Health & Public Service	538,018	14	499,201	48,202	450,999	13	87,019
Products	706,270	13	763,904	64,686	699,218	14	7,052
Resources	693,085	18	708,935	49,395	659,540	17	33,545
Total	$3,221,147	14.5%	$3,355,177	$273,945	$3,081,232	14.3%	$139,915

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Nine Months Ended May 31,
	2014		2013
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$2,415,790	$3.44	$2,827,192	$3.92
Less impact of reorganization benefits (1)(2)	—	—	(273,945)	(0.38)
Less benefit from final determinations of U.S. federal tax liabilities	—	—	(242,938)	(0.34)
As adjusted (Non-GAAP)	$2,415,790	$3.44	$2,310,309	$3.20

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2014	August 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,048,859	$5,631,885
Short-term investments	2,687	2,525
Receivables from clients, net	3,804,826	3,333,126
Unbilled services, net	1,765,235	1,513,448
Other current assets	1,513,086	1,363,194
Total current assets	11,134,693	11,844,178
NON-CURRENT ASSETS:
Unbilled services, net	27,593	18,447
Investments	70,405	43,631
Property and equipment, net	786,599	779,675
Other non-current assets	4,983,094	4,181,118
Total non-current assets	5,867,691	5,022,871
TOTAL ASSETS	$17,002,384	$16,867,049
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$139	$—
Accounts payable	957,633	961,851
Deferred revenues	2,308,594	2,230,615
Accrued payroll and related benefits	3,015,460	3,460,393
Other accrued liabilities	1,334,342	1,508,131
Total current liabilities	7,616,168	8,160,990
NON-CURRENT LIABILITIES:
Long-term debt	26,534	25,600
Other non-current liabilities	3,214,384	3,252,630
Total non-current liabilities	3,240,918	3,278,230
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,603,631	4,960,186
NONCONTROLLING INTERESTS	541,667	467,643
TOTAL SHAREHOLDERS’ EQUITY	6,145,298	5,427,829
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,002,384	$16,867,049

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$881,813	$874,063	$2,415,790	$2,827,192
Depreciation, amortization and asset impairments	162,197	142,131	456,664	439,321
Reorganization benefits, net	—	(49,224)	(18,015)	(272,526)
Share-based compensation expense	186,303	174,713	519,989	473,317
Change in assets and liabilities/other, net	132,947	360,526	(1,537,555)	(1,439,686)
Net cash provided by operating activities	1,363,260	1,502,209	1,836,873	2,027,618
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(85,287)	(90,576)	(220,413)	(267,364)
Purchases of businesses and investments, net of cash acquired	(65,631)	(71,182)	(675,220)	(369,145)
Other investing, net	2,591	10,529	4,095	12,880
Net cash used in investing activities	(148,327)	(151,229)	(891,538)	(623,629)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	194,948	181,249	487,768	458,094
Purchases of shares	(441,115)	(617,749)	(1,901,867)	(1,447,538)
Cash dividends paid	(624,682)	(561,603)	(1,254,916)	(1,121,738)
Other financing, net	4,869	(804)	88,440	69,189
Net cash used in financing activities	(865,980)	(998,907)	(2,580,575)	(2,041,993)
Effect of exchange rate changes on cash and cash equivalents	19,632	(50,074)	52,214	(64,437)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	368,585	301,999	(1,583,026)	(702,441)
CASH AND CASH EQUIVALENTS, beginning of period	3,680,274	5,636,086	5,631,885	6,640,526
CASH AND CASH EQUIVALENTS, end of period	$4,048,859	$5,938,085	$4,048,859	$5,938,085